UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 30, 2015
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2015, First Cash Financial Services, Inc. (the “Company”) entered into the First Amendment to Credit Agreement to amend and extend its existing bank credit facility (as amended, the “2015 Credit Facility”). The total lender commitment under the 2015 Credit Facility was increased from $160,000,000 to $210,000,000 and the number of participating lenders increased from four to five. Additionally, the term of the 2015 Credit Facility was extended through October 30, 2020. The 2015 Credit Facility was amended to reduce the threshold percentage of domestic operations represented by domestic guarantors from 90% to 85% of total domestic revenues and assets, and the Company added two additional domestic operating subsidiaries as guarantors of the 2015 Credit Facility. The 2015 Credit Facility was also amended to eliminate an adjustment for deferred tax effects from the fixed charge covenant calculation.

The 2015 Credit Facility continues to bear interest, at the Company’s option, at either (i) the prevailing London Interbank Offered Rate (“LIBOR”) (with interest periods of 1, 2, 3 or 6 months at the Company’s option) plus a fixed spread of 2.5% or (ii) the prevailing prime or base rate plus a fixed spread of 1.5%. The agreement was amended to establish a minimum LIBOR rate of 0%. As of October 30, 2015, the total interest rate on the facility was approximately 2.75%.

As of October 30, 2015, the Company had borrowings outstanding under the 2015 Credit Facility of $78,500,000 and $131,500,000 available for future borrowings.

The foregoing description of the First Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the First Amendment to Credit Agreement, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the material terms and conditions of the First Amendment to Credit Agreement contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On November 3, 2015, the Company issued a press release announcing that the Company's existing unsecured bank credit facility has been expanded from $160 million to $210 million and extended through October 2020. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1*
First Amendment to Credit Agreement, dated October 30, 2015, between First Cash Financial Services, Inc. and Wells Fargo Bank, N.A., Texas Capital Bank, N.A., BOKF, N.A., Amegy Bank, N.A. and LegacyTexas Bank

99.1	Press Release dated November 3, 2015 announcing the Company's existing unsecured bank credit facility has been expanded from $160 million to $210 million and extended through October 2020.

*The annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2015	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
10.1
First Amendment to Credit Agreement, dated October 30, 2015, between First Cash Financial Services, Inc. and Wells Fargo Bank, N.A., Texas Capital Bank, N.A., BOKF, N.A., Amegy Bank, N.A. and LegacyTexas Bank

99.1	Press Release dated November 3, 2015 announcing the Company's existing unsecured bank credit facility has been expanded from $160 million to $210 million and extended through October 2020.

4